UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     January 23, 2008

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 23, 2008, the Executive Compensation and Human Resources Committee of our Board of Directors adopted the 2008 Performance Incentive Plan (the “Plan”), which is effective as of January 1, 2008.

As part of our overall compensation program, we provide an annual cash incentive opportunity under the Plan for eligible salaried personnel, including executive officers, based on the achievement of certain performance metrics.

In order to enhance employee focus on driving financial results and improving shareholder value, the 2008 corporate financial measures and weightings under the Plan are adjusted Earnings per Share (50%), Free Cash Flow (25%) and Global Sales (25%).  Corporate Net Income has been eliminated from the metrics. In order to maintain employee focus on critical non-financial metrics, quality objectives continue to be considered in determining the total amount of funding available under the Plan.

In order to give an increased annual focus to our program, performance goals are set annually and measured quarterly, as opposed to our former practice of setting and measuring goals quarterly.  In addition, the weighting of our annual measurement has increased from 20% to 40% while the weight of each quarter has been decreased from 20% to 15%.

A copy of the Plan effective as of January 1, 2008 is filed as Exhibit 10.1 hereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Form of 2008 Performance Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: January 25, 2008	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of 2008 Performance Incentive Plan